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                                                            EXHIBIT 99.3



                        NATIONAL AMERICAN BANCORP, INC.
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
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          This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Elton L. Pepper, Albert O. Remsnyder and James
E. Meredith, or any of them, as proxies, with full power of substitution, to vote all shares of Common Stock of National American Bancorp, Inc. which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held November 21, 1995 and at any adjournments thereof, as follows:

            The Board of Directors recommends a vote "FOR" Item 1.

1.  Approval of the Agreement and Plan of Reorganization
    and the Agreement and Plan of Merger dated as of July
    26, 1995 between the Corporation and Keystone Financial,
    Inc., which provide for the merger of the Corporation into
    Keystone and the conversion of each outstanding share
    of the Corporation's Common Stock into not less than
    2.00 nor more than 2.20 shares of Keystone Common Stock,
    as described in the Proxy Statement/Prospectus......
                                          FOR [ ] AGAINST [ ] ABSTAIN [ ]

2. To vote in their discretion on such other matters as may properly come before the Special Meeting or any adjournments thereof.

                                  (continued)
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This proxy, when properly executed, will be voted in the manner directed herein.
If no direction is made, this proxy will be voted FOR Item 1.

                                            Dated:                       , 1995
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                                            -----------------------------------
                                            Signature

                                            -----------------------------------
                                            Signature

                                            Please sign exactly as name appears
                                            hereon.  For joint accounts, each
                                            joint owner should sign.  When
                                            signing as attorney, executor,
                                            administrator, trustee or guardian,
                                            please give your full title as such.
                                            If a corporation, please sign the
                                            full corporate name by President or
                                            other authorized officer, giving
                                            your full title as such.  If a
                                            partnership, please sign in the
                                            partnership name by authorized
                                            person, giving your full title as
                                            such.

PLEASE MARK, DATE, EXECUTE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.